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                                                                     Exhibit 4.5













                         COMMODORE APPLIED TECHNOLOGIES, INC.


                                1998 STOCK OPTION PLAN

                                   _______________

              AS AMENDED AND RESTATED EFFECTIVE AS OF DECEMBER 15, 1998


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                         COMMODORE APPLIED TECHNOLOGIES, INC.
                                1998 STOCK OPTION PLAN

                                     INTRODUCTION

          Commodore Applied Technologies, Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), hereby establishes an incentive compensation plan to be known as the "COMMODORE APPLIED TECHNOLOGIES, INC. 1998 STOCK OPTION PLAN" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Non-Qualified Stock Options.

          The Plan became effective on December 15, 1998 and was Amended and Restated as of such date.

          The purpose of the Plan is to promote the success and enhance the value of the Corporation by linking the personal interests of Participants to those of the Corporation's stockholders by providing Participants with an incentive for outstanding performance. The Plan is further intended to assist the Corporation in its ability to motivate, and retain the services of, Participants upon whose judgment, interest and special effort the successful conduct of its and its subsidiaries' operations is largely dependent.


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                                     DEFINITIONS

     For purposes of this Plan, the following terms shall be defined as follows unless the context clearly indicates otherwise:

     (a) "AWARD AGREEMENT" shall mean the written agreement, executed by an appropriate officer of the Corporation, pursuant to which a Plan Award is granted.

     (b) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

     (c) "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

     (d) "COMMITTEE" shall mean the Board of Directors of the Corporation or any committee of two or more persons designated by the Board of Directors to serve as the Committee.

     (e) "COMMON STOCK" shall mean the common stock, par value $0.001 per share, of the Corporation.

     (f) "CONSULTANT" shall mean an individual who is in a Consulting Relationship with the Corporation or any Parent or Subsidiary.

     (g) "CONSULTING RELATIONSHIP" shall mean the relationship that exists between an individual and the Corporation (or any Parent or Subsidiary) if (i) such individual or (ii) any entity of which such individual is an executive officer or owns a substantial equity interest has entered into a written consulting contract with the Corporation or any Parent or Subsidiary.

     (h) "CORPORATION" shall mean Commodore Applied Technologies, Inc., a Delaware corporation.

     (i) "DISABILITY" shall have the same meaning as the term "permanent and total disability" under Section 22(e)(3) of the Code.

     (j) "EMPLOYEE" shall mean a common-law employee of the Corporation or of any Parent or Subsidiary.

     (k) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     (l) "FAIR MARKET VALUE" of the Corporation's Common Stock on a Trading Day shall mean the last reported sale price for Common Stock or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices for the Common Stock for such Trading Day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to


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trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system or, if the Common Stock is not listed on NASDAQ or a comparable system, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by the Corporation for that purpose. In addition, for purposes of this definition, a "Trading Day" shall mean, if the Common Stock is listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of Common Stock was effected on such exchange on such business day, or, if the Common Stock is not listed on any national securities exchange but is traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one "eligible dealer" quoted both a bid and asked price for the Common Stock. An "eligible dealer" for any day shall include any broker-dealer who quoted both a bid and asked price for such day, but shall not include any broker-dealer who quoted only a bid or only an asked price for such day. In the event the Corporation's Common Stock is not publicly traded, the Fair Market Value of such Common Stock shall be determined by the Committee in good faith.

          (m) "GOOD CAUSE" shall have the equivalent meaning (or the same meaning as "cause" or "for cause") set forth in any employment agreement between the Participant and the Corporation or Parent or Subsidiary or, in the absence of any such agreement, such term shall mean (i) the Participant's willful or gross misconduct or willful or gross negligence in the performance of his duties for the Corporation or for any Parent or Subsidiary after prior written notice of such misconduct or negligence and the continuance thereof for a period of 30 days after receipt by such Participant of such notice, (ii) the Participant's intentional or habitual neglect of his duties for the Corporation or for any Parent or Subsidiary after prior written notice of such neglect, (iii) the Participant's theft or misappropriation of funds of the Corporation or of any Parent or Subsidiary, fraud, criminal misconduct, breach of fiduciary duty or dishonesty in the performance of his duties on behalf of the Corporation or any Parent or Subsidiary or commission of a felony, or crime of moral turpitude or any other conduct reflecting adversely upon the Corporation or any Parent or Subsidiary, (iv) the Participant's violation of any covenant not to compete or not to disclose confidential information with respect to the Corporation or (v) the direct or indirect breach by the Participant of the terms of a related consulting contract with the Corporation or any Parent or Subsidiary.

          (n) "GOOD REASON" shall have the meaning set forth in any employment contract between the Employee and the Corporation (or any Parent or Subsidiary) of such term (or of Constructive Termination, Constructive Discharge or similar term) or, in the event there is no such contract (or no such term set forth in any such contract), the definition (if any) set forth in the appropriate Plan Award.

          (o) "NON-QUALIFIED OPTION" shall mean a stock option which does not satisfy the requirements for, or which is not intended to be eligible for, tax-favored treatment under Section

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422 of the Code.

          (p) "OPTION" shall mean a Non-Qualified Stock Option granted pursuant to the provisions of Section VI hereof.

          (q) "OPTIONEE" shall mean a Participant who is granted an Option under the terms of this Plan.

          (r) "PARENT" shall mean a corporation which directly or indirectly owns more than fifty percent (50%) of the Corporation's outstanding Common Stock.

          (s) "PARTICIPANT" shall mean any Employee or other person participating under the Plan.

          (t) "PLAN AWARD" shall mean an Option granted pursuant to the terms of this Plan.

          (u) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          (v) "SUBSIDIARY" shall mean a corporation of which more than fifty percent (50%) of its outstanding voting common stock is directly or indirectly owned by the Corporation.

          (w) "TERMINATION OF CONSULTING RELATIONSHIP" shall mean the cessation, abridgment or termination of a Consultant's Consulting Relationship with the Corporation or any Parent or Subsidiary as a result of (i) the Consultant's death or Disability, (ii) the cancellation, annulment, expiration, termination or breach of the written consulting contract between the Corporation (or any Parent or Subsidiary) and the Consultant (or any other entity) giving rise to the Consulting Relationship or (iii) if the written consulting contract is not directly between the Corporation (or any Parent or Subsidiary) and the Consultant, the Consultant's termination of service with, or sale of all or substantially all of his equity interest in, the entity which has entered into the written consulting contract with the Corporation, Parent or Subsidiary.




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                                          II
                                    ADMINISTRATION

          The Plan shall be administered by the Committee, which shall be composed of the entire Board of Directors or of two or more Non-Employee Directors, as defined in Rule 16b-3(b)(3) promulgated under the Exchange Act. Subject to the provisions of the Plan, the Committee may establish from time to time such regulations, provisions, proceedings and conditions of awards which, in its sole opinion, may be advisable in the administration of the Plan. A majority of the Committee shall constitute a quorum, and, subject to the provisions of Section V of the Plan, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee, shall be the acts of the Committee as a whole.

                                         III
                                   SHARES AVAILABLE

          Subject to the adjustments provided in Section VII of the Plan, the aggregate number of shares of the Common Stock which may be granted for all purposes under the Plan shall be Five Million (5,000,000) shares. Shares of Common Stock underlying awards of securities (derivative or not) shall be counted against the limitation set forth in the immediately preceding sentence and may be reused to the extent that the related Plan Award to any individual is settled in cash, expires, is terminated unexercised, or is forfeited. Common Stock granted to satisfy Plan Awards under the Plan may be authorized and unissued shares of the Common Stock, issued shares of such Common Stock held in the Corporation's treasury or shares of Common Stock acquired on the open market.

                                          IV
                                     ELIGIBILITY

          Officers and key employees of the Corporation, or of any Parent or Subsidiary, who are regularly employed on a salaried basis as common law employees, and Consultants and directors of the Corporation or of any Parent or Subsidiary who are not Employees, shall be eligible to participate in the Plan. Where appropriate under this Plan, directors who are not Employees shall be referred to as "employees" and their service as directors as "employment".

                                          V
                                AUTHORITY OF COMMITTEE

          The Plan shall be administered by, or under the direction of, the Committee, which shall administer the Plan so as to comply at all times with
Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, to the extent such compliance is required, and shall otherwise have plenary authority to interpret the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business. All interpretations and determinations of the Committee may be made


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on an individual or group basis and shall be final, conclusive and binding on all interested parties. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the persons to whom Plan Awards shall be granted, the times when such Plan Awards shall be granted, the number of Plan Awards, the exercise price of each Plan Award, the period(s) during which a Plan Award shall be exercisable (whether in whole or in part), the restrictions to be applicable to Plan Awards and the other terms and provisions thereof (which need not be identical). In addition, the authority of the Committee shall include, without limitation, the following:

     (a) FINANCING. The arrangement of temporary financing for an Optionee by registered broker-dealers, under the rules and regulations of the Federal Reserve Board, for the purpose of assisting an Optionee in the exercise of an Option, such authority to include the payment by the Corporation of the commissions of the broker-dealer;

     (b) PROCEDURES FOR EXERCISE OF OPTION. The establishment of procedures for an Optionee (i) to exercise an Option by payment of cash, (ii) to have withheld from the total number of shares of Common Stock to be acquired upon the exercise of an Option that number of shares having a Fair Market Value, which, together with such cash as shall be paid in respect of fractional shares, shall equal the Option exercise price of the total number of shares of Common Stock to be acquired, (iii) to exercise all or a portion of an Option by delivering that number of shares of Common Stock already owned by him having a Fair Market Value which shall equal the Option exercise price for the portion exercised and, in cases where an Option is not exercised in its entirety, and subject to the requirements of the Code, to permit the Optionee to deliver the shares of Common Stock thus acquired by him in payment of shares of Common Stock to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that an Optionee can in sequence utilize such newly acquired shares of Common Stock in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares and
(iv) to engage in any form of "cashless" exercise. The Committee may, in its sole discretion, require that an exercise described under any one or more or the methods described under clauses (ii), (iii) or (iv) of the immediately preceding sentence (to the extent such exercise is, or is deemed to constitute, an exercise effected by the tendering of Common Stock) be consummated with Common Stock (i) held by the Optionee for at least six (6) months or (ii) acquired by the Optionee other than under this Plan or a similar program.

     (c) WITHHOLDING. The establishment of a procedure whereby a number of shares of Common Stock may be withheld from the total number of shares of Common Stock to be issued upon exercise of an Option or for the tender of shares of Common Stock owned by any Participant to meet any obligation of withholding for taxes incurred by the Participant upon such exercise. The Committee may, in its sole discretion, require that if any such withholding is effected by the tendering of Common Stock, such withholding shall be consummated with Common Stock (i) held by the Optionee for at least six (6) months or (ii) acquired by the Optionee other than under this Plan or a similar program.

                                          VI
                                    STOCK OPTIONS


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          The Committee shall have the authority, in its discretion, to grant
Non-Qualified Stock Options. The terms and conditions of the Options shall be determined from time to time by the Committee; PROVIDED, HOWEVER, that the Options granted under the Plan shall be subject to the following:

     (a) EXERCISE PRICE. The Committee shall establish the exercise price at the time any Option is granted at such amount as the Committee shall determine. The exercise price will be subject to adjustment in accordance with the provisions of Section VII of the Plan.

     (b) PAYMENT OF EXERCISE PRICE. The exercise price per share of Common Stock with respect to each Option shall be payable at the time the Option is exercised. Such price shall be payable in cash or pursuant to any of the other methods set forth in Sections V(a) or (b) hereof, as determined by the Committee. Shares of Common Stock delivered to the Corporation in payment of the exercise price shall be valued at the Fair Market Value of the Common Stock on the date preceding the date of the exercise of the Option.

     (c) EXERCISABILITY OF OPTIONS. Except as provided in Section VI(e) hereof, each Option shall be exercisable in whole or in installments, and at such time(s), and subject to the fulfillment of any conditions on, and to any limitations on, exercisability as may be determined by the Committee at the time of the grant of such Options. The right to purchase shares of Common Stock shall be cumulative so that when the right to purchase any shares of Common Stock has accrued such shares of Common Stock or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option.

     (d) EXERCISE UPON OPTIONEE'S TERMINATION OF EMPLOYMENT OR TERMINATION OF CONSULTING RELATIONSHIP. For purposes of determining whether any Optionee has incurred a termination of employment (or a Termination of Consulting Relationship), an Optionee who is both an employee (or a Consultant) and a director of the Corporation and/or any Parent or Subsidiary shall be considered to have incurred a termination of employment (or a Termination of Consulting Relationship) only upon his termination of service both as an employee (or as a Consultant) and as a director. Furthermore, (i) if an Optionee's employment (or Consulting Relationship) is terminated by the Corporation or by any Parent or Subsidiary for Good Cause or (ii) if an Optionee voluntarily terminates his employment other than for Good Reason or Disability or without the written consent of the Committee (or incurs a voluntary Termination of Consulting Relationship other than for Disability), regardless of whether such Optionee continues to serve as a director of the Corporation or of any Parent or Subsidiary, then the Optionee shall, at the time of such termination of employment (or Termination of Consulting Relationship), forfeit his rights to exercise any and all of the outstanding Option(s) theretofore granted to him.

     (e) DIVIDEND EQUIVALENTS FOR OUTSTANDING OPTIONS. The Committee may, in its sole discretion, provide that amounts equivalent to dividends shall be payable with respect to one or more shares of Common Stock subject to vested but unexercised Option(s) granted to a Participant. Subject to the terms contained in the appropriate Plan Award, dividend equivalents related to a


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Participant's Options(s) shall be credited to a suspense account (and remain the property of the Corporation) at such times (and in such amounts) as are dividends payable to the then shareholders of record of the Corporation's Common Stock. Dividend equivalents shall be payable to the Participant in cash or in Common Stock, as set forth under the terms of the Plan Award, if and at such time as the related Option(s) are exercised.

                                         VII
                           ADJUSTMENT OF SHARES; MERGER OR
                        CONSOLIDATION, ETC. OF THE CORPORATION

     (a) RECAPITALIZATION, ETC. In the event there is any change in the outstanding Common Stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares or otherwise, there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject, or which may become subject, to any Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted.

     (b) MERGER, CONSOLIDATION OR CHANGE IN CONTROL OF CORPORATION. Upon (i) the merger or consolidation of the Corporation with or into another corporation (pursuant to which the stockholders of the Corporation immediately prior to such merger or consolidation will not, as of the date of such merger or consolidation, own a beneficial interest in shares of voting securities of the corporation surviving such merger or consolidation having at least a majority of the combined voting power of such corporation's then outstanding securities), if the agreement of merger or consolidation does not provide for (1) the continuance of the Options granted hereunder or (2) the substitution of new options for Options granted hereunder, or for the assumption of such Options by the surviving corporation, (ii) the dissolution, liquidation, or sale of all or substantially all the assets of the Corporation to a person unrelated to the Corporation or to a direct or indirect owner of a majority of the voting power of the Corporation's then outstanding voting securities (such sale of assets being referred to as an "Asset Sale") or (iii) the Change in Control of the Corporation, then, subject to the determination of the Board of Directors, the holder of any such Option theretofore granted and still outstanding (and not otherwise expired) shall have the right immediately prior to the effective date of such merger, consolidation, dissolution, liquidation, Asset Sale or Change in Control of the Corporation to exercise such Option(s) in whole or in part without regard to any installment provision that may have been made part of the terms and conditions of such Option(s); provided that all conditions precedent to the exercise of such Option(s), other than the passage of time, have occurred. The Corporation, to the extent practicable, shall give advance notice to affected Optionees of such merger, consolidation, dissolution, liquidation, Asset Sale or Change in Control of the Corporation. Unless otherwise provided in the subject Award Agreement or merger, consolidation or Asset Sale agreement, all such Options which are not so exercised shall be forfeited as of the effective time of such merger, consolidation, dissolution, liquidation or Asset Sale (but not in the case of a Change in Control of the Corporation). In the event the Corporation becomes a subsidiary of another corporation (the "New Parent Corporation") with respect to which the stockholders of the Corporation (as determined immediately before such transaction)


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

own, immediately after such transaction, a beneficial interest in shares of voting securities of the New Parent Corporation having at least a majority of the combined voting power of such New Parent Corporation's then outstanding securities, there shall be substituted for Options granted hereunder, options to purchase common stock of the Parent Corporation.

          (c) DEFINITION OF CHANGE IN CONTROL OF THE CORPORATION. As used herein, a "Change in Control of the Corporation" shall be deemed to have occurred if any person (including any individual, firm, partnership or other entity) together with all Affiliates and Associates (as defined under Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act) of such person (but excluding (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation, (ii) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation, (iii) the Corporation or any subsidiary of the Corporation or (iv) only as provided in the immediately following sentence, a Participant together with all Affiliates and Associates of the Participant) who is not a stockholder or an Affiliate or Associate of a stockholder of the Corporation on the date of stockholder approval of the Plan is or becomes the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding securities. The provisions of clause (iv) of the immediately preceding sentence shall apply only with respect to the Option(s) held by the Participant who, together with his Affiliates or Associates, if any, is or becomes the direct or indirect Beneficial Owner of the percentage of securities set forth in such clause.


                                         VIII
                               MISCELLANEOUS PROVISIONS

     (a) ADMINISTRATIVE PROCEDURES. The Committee may establish any procedures determined by it to be appropriate in discharging its responsibilities under the Plan. All actions and decisions of the Committee shall be final.

     (b) ASSIGNMENT OR TRANSFER. No grant or award of any Plan Award or any rights or interests therein shall be assignable or transferable by a Participant except (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order or (iii) to the Participant's spouse or children.

     (c) INVESTMENT REPRESENTATION. With respect to shares of Common Stock received pursuant to the exercise of an Option, the Committee may require, as a condition of receiving such securities, that the Participant furnish to the Corporation such written representations and information as the Committee deems appropriate to permit the Corporation, in light of the existence or nonexistence of an effective registration statement under the Securities Act, to deliver such securities in compliance with the provisions of the Securities Act.

     (d) WITHHOLDING TAXES. In the case of the issuance or distribution of Common Stock or other securities hereunder upon the exercise of any Plan Award the Corporation, as a


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condition of such issuance or distribution, may require the payment (through withholding from the Participant's salary, reduction of the number of shares of Common Stock or other securities to be issued, or otherwise) of any federal, state, local or foreign taxes required to be withheld. Each Participant may satisfy the withholding obligations by paying to the Corporation a cash amount equal to the amount required to be withheld or, subject to the Committee's consent thereto, by tendering to the Corporation a number of shares of Common Stock having a value equivalent to such cash amount, or by use of any available procedure approved by the Committee as described under Section V(c) hereof.

     (e) COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Corporation and shall not be charged against any award nor to any employee receiving a Plan Award.

     (f) FUNDING OF PLAN. The Plan shall be unfunded. The Corporation shall not be required to segregate any of its assets to assure the payment of any Plan Award under the Plan. Neither the Participants nor any other persons shall have any interest in any fund or in any specific asset or assets of the Corporation or any other entity by reason of any Plan Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Corporation.

     (g) OTHER INCENTIVE PLANS. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

     (h) PLURALS AND GENDER. Where appearing in this Plan, masculine gender shall include the feminine and neuter genders, and the singular shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

     (i) HEADINGS. The headings and sub-headings in this Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

     (j) SEVERABILITY. In case any provision of this Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

     (k) LIABILITY AND INDEMNIFICATION. (i) Neither the Corporation nor any Parent or Subsidiary shall be responsible in any way for any action or omission of the Committee, or any other fiduciaries in the performance of their duties and obligations as set forth in this Plan. Furthermore, neither the Corporation nor any Parent or Subsidiary shall be responsible for any act or omission of any of their agents, or with respect to reliance upon advice of their counsel, provided that the Corporation and/or the appropriate Parent or Subsidiary relied in good faith upon the action of such agent or the advice of such counsel.

          (ii) Neither the Corporation, any Parent or Subsidiary, the Committee,


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

nor any agents, employees, officers, directors or shareholders of any of them, nor any other person shall have any liability or responsibility with respect to this Plan, except as expressly provided herein.

     (l) INCAPACITY. If the Committee shall receive evidence satisfactory to it that a person entitled to receive payment of, or exercise, any Plan Award is, at the time when such benefit becomes payable or exercisable , a minor, or is physically or mentally incompetent to receive such Plan Award and to give a valid release thereof, and that another person or an institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person shall have been duly appointed, the Committee may make payment of such Plan Award otherwise payable to such person to (or permit such Plan Award to be exercised by) such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release by such other person or institution shall be a valid and complete discharge for the payment or exercise of such Plan Award.

     (m) COOPERATION OF PARTIES. All parties to this Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Plan or any of its provisions.

     (n) GOVERNING LAW. All questions pertaining to the validity, construction and administration of the Plan shall be determined in accordance with the laws of the State of Delaware

     (o) NONGUARANTEE OF EMPLOYMENT OR CONSULTING RELATIONSHIP. Nothing contained in this Plan shall be construed as a contract of employment (or as a consulting contract) between the Corporation (or any Parent or Subsidiary), and any employee or Participant, as a right of any employee or Participant to be continued in the employment of (or in a Consulting Relationship with) the Corporation (or any Parent or Subsidiary), or as a limitation on the right of the Corporation or any Parent or Subsidiary to discharge any of its employees (or Consultants), at any time, with or without cause (but subject to the terms of any applicable employment or consulting agreement).

     (p) NOTICES. Each notice relating to this Plan shall be in writing and delivered in person, by recognized overnight courier or by certified mail to the proper address. Except as otherwise provided in any Award Agreement with respect to the exercise thereunder, all notices to the Corporation or the Committee shall be addressed to it at 150 East 58th Street, Suite 3400, New York, New York 10155, Attn: Chief Executive Officer. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Committee's records.

     (q) WRITTEN AGREEMENTS. Each Plan Award shall be evidenced by a signed written agreement (the "Award Agreements") between the Corporation and the Participant containing the terms and conditions of the award.


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                                          IX
                           AMENDMENT OR TERMINATION OF PLAN

          The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Plan at any time; provided, however that except as otherwise provided herein, no amendment, suspension or termination of the Plan shall alter or impair any Plan Award previously granted under the Plan without the consent of the holder thereof.

                                          X
                                     TERM OF PLAN

          The Plan shall automatically terminate on the day immediately preceding the tenth (10th) anniversary of the date the Plan was adopted by the Board of Directors of the Corporation, unless sooner terminated by such Board of Directors. No Plan Awards may be granted under the Plan subsequent to the termination of the Plan.















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